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                                                                   Exhibit 23(a)

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) effective September 14, 1998 (Registration File No. 333-63321) pertaining to the Saga Communications, Inc. Employees 401(k) Savings and Investment Plan, and in the related Prospectus, of our report dated May 14, 1999 with respect to the financial statements and schedules of Saga Communications, Inc.
Employees' 401(k) Savings and Investment Plan included in this Annual Report on Form 11-K for the year ended December 31, 1998.




                                             /s/ Ernst & Young LLP
                                             -----------------------------------
                                             Ernst & Young LLP


Detroit, Michigan
June 24, 1999





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